Exhibit 99.1

Cactus Announces Second Quarter 2019 Results

HOUSTON – July 31, 2019 – Cactus, Inc. (NYSE: WHD) (“Cactus” or the “Company”) today announced financial and operating results for the second quarter of 2019.

Second Quarter 2019 Highlights

•	Increased revenues 6.1% from first quarter to a record $168.5 million, with growth across all business lines;
•	Grew income from operations 6.1% sequentially to $51.5 million;
•	Reported net income of $40.8 million and diluted earnings per Class A share of $0.45, inclusive of $4.0 million of additional tax expense related to a valuation allowance accrual;
•	Generated net income, as adjusted(1) of $39.2 million and diluted earnings per share, as adjusted(1) of $0.52;
•	Reported Adjusted EBITDA(2) and related margin(3) of $62.7 million and 37.2%, respectively; and
•	Generated cash flow from operations during the second quarter of 2019 of $64.1 million.

Financial Summary

	Three Months Ended
	June 30,	March 31,	June 30,
	2019	2019	2018
	(in thousands)
Revenues	$168,493	$158,875	$138,543
Income from operations	$51,450	$48,492	$46,487
Operating income margin	30.5%	30.5%	33.6%
Net income (4)	$40,750	$48,446	$41,542
Net income, as adjusted (1)	$39,173	$36,871	$34,910
Adjusted EBITDA (2)	$62,718	$59,049	$55,117
Adjusted EBITDA margin (3)	37.2%	37.2%	39.8%

(1)

Net income, as adjusted and diluted earnings per share, as adjusted are non-GAAP financial measures. These figures assume Cactus, Inc. held all units in Cactus Wellhead, LLC (“Cactus LLC”), its operating subsidiary, at the beginning of the period. Additional information regarding net income, as adjusted and diluted earnings per share, as adjusted and the reconciliation of GAAP to non-GAAP financial measures are in the Supplemental Information tables.

(2)	Adjusted EBITDA is a non-GAAP financial measure. See definition of Adjusted EBITDA and the reconciliation of GAAP to non-GAAP financial measures in the Supplemental Information tables.
(3)	The percentage of Adjusted EBITDA to Revenues.
(4)

Net income during the second quarter of 2019 is inclusive of $4.0 million of additional tax expense related to a valuation allowance accrual, and net income for the first quarter of 2019 is inclusive of a deferred tax benefit of $8.2 million which resulted in a total income tax benefit of $1.0 million during the first quarter.

Scott Bender, President and CEO of Cactus, commented, “I am pleased with our results for the second quarter in the face of a declining rig count environment. We reported sequential revenue growth across all business lines and generated the highest quarterly revenue and Adjusted EBITDA in the Company’s history. Growth was driven by continued market share gains in our Product business and higher production tree demand. We also continued to see strong demand for our differentiated Rental offerings. The quarter highlighted the ability of the business to generate significant free cash flow, with cash growing by over $43 million during the period.

“While the second quarter was strong, lower drilling and completion activity will likely impact our revenues during the third quarter. As previously stated, we also anticipate the impact of Section 301 tariffs to pressure Product margins during the second half of 2019.”

Mr. Bender concluded, “As always, we will continue to focus on generating free cash flow and attractive returns on capital employed. We now expect capital expenditures for 2019 to be in the $50 to $60 million range. A meaningful portion of this will continue to be related to our new frac innovations, which have been very well received in the field. A lower activity environment should highlight our ability to responsibly manage expenses and generate substantial free cash flow.”

Revenue Categories

Product

	Three Months Ended
	June 30,	March 31,	June 30,
	2019	2019	2018
	(in thousands)
Product revenue	$94,494	$86,640	$73,281
Gross profit	$36,977	$33,622	$28,266
Gross margin	39.1%	38.8%	38.6%

Second quarter 2019 product revenue increased $7.9 million, or 9.1%, sequentially, as sales of wellhead equipment and production related equipment increased due to greater market share and more wells turned in-line by the Company’s customers. Gross profit increased $3.4 million, or 10.0%, sequentially, with margins improving 30 basis points primarily due to product mix and leverage of the Company’s fixed cost base. Cactus’ estimated market share(1) was 29.4% in the second quarter of 2019 compared to 29.1% during the first quarter of 2019.

(1)	Additional information regarding market share is located in the Supplemental Information tables.

Rental

	Three Months Ended
	June 30,	March 31,	June 30,
	2019	2019	2018
	(in thousands)
Rental revenue	$39,576	$38,497	$34,944
Gross profit	$20,126	$20,706	$20,992
Gross margin	50.9%	53.8%	60.1%

Second quarter 2019 rental revenue increased $1.1 million, or 2.8%, sequentially, following continued strength in completion activity from the Company’s customers. Gross profit decreased $0.6 million sequentially with margins down 290 basis points, primarily due to increased costs associated with the redeployment of assets as well as increased depreciation expense.

Field Service and Other

	Three Months Ended
	June 30,	March 31,	June 30,
	2019	2019	2018
	(in thousands)
Field service and other revenue	$34,423	$33,738	$30,318
Gross profit	$7,599	$6,832	$7,080
Gross margin	22.1%	20.3%	23.4%

Second quarter 2019 field service and other revenue increased $0.7 million, or 2.0%, sequentially. Gross profit increased $0.8 million, or 11.2%, sequentially due to improved revenue mix during the quarter.

Selling, General and Administrative Expenses (“SG&A”)

SG&A for second quarter 2019 was $13.3 million (7.9% of revenues), compared to $12.7 million (8.0% of revenues) for first quarter 2019 and $9.9 million (7.1% of revenues) for the second quarter 2018. The sequential increase is primarily related to higher incentive compensation accruals associated with outperformance during the quarter.

Liquidity and Capital Expenditures

As of June 30, 2019, the Company had $131.1 million of cash, no bank debt outstanding and the full $75.0 million of capacity available under its revolving credit facility. Operating cash flow was $64.1 million for second quarter 2019, attributable to improved operating results and working capital metrics.

Net capital expenditures for second quarter 2019 were $14.9 million, driven largely by additions to the Company’s fleet of rental equipment, including new innovations. For the full year 2019, the Company expects capital expenditures to be in the range of $50 to $60 million.

Conference Call Details

The Company will host a conference call to discuss financial and operational results tomorrow, Thursday, August 1, 2019 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time).

The call will be webcast on Cactus’ website at www.CactusWHD.com. Institutional investors and analysts may participate by dialing (866) 670-2203. International parties may dial (630) 489-9861. The access code is 9795497. Please access the webcast or dial in for the call at least 10 minutes ahead of start time to ensure a proper connection.

An archived webcast of the conference call will be available on the Company’s website shortly after the end of the call.

About Cactus, Inc.

Cactus designs, manufactures, sells and rents a range of highly engineered wellhead and pressure control equipment. Its products are sold and rented principally for onshore unconventional oil and gas wells and are utilized during the drilling, completion and production phases of its customers' wells. In addition, it provides field services for all its products and rental items to assist with the installation, maintenance and handling of the wellhead and pressure control equipment. Cactus operates service centers in the United States, which are strategically located in the key oil and gas producing regions, including the Permian, SCOOP/STACK, Marcellus, Utica, Eagle Ford and Bakken, among other areas, and in Eastern Australia.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Cactus’ control, that could cause actual results to differ materially from the results discussed in the forward-looking statements.

Forward-looking statements can be identified by the use of forward-looking terminology including “may,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “continue,” “potential,” “will,” or other similar words and include the Company’s expectation of future performance contained herein. These statements discuss future expectations, contain projections of results of operations or of financial condition, or state other “forward-looking” information. You are cautioned not to place undue reliance on any forward-looking statements, which can be affected by assumptions used or by known risks or uncertainties. Consequently, no forward-looking statements can be guaranteed.  When considering these forward-looking statements, you should keep in mind the risk factors and other factors noted in the Company’s Annual Report on Form 10-K and any Quarterly Reports on Form 10-Q. The risk factors and other factors noted therein could cause actual results to differ materially from those contained in any forward-looking statement.

Cactus, Inc.
John Fitzgerald, 713-904-4655
Director of Corporate Development and Investor Relations
IR@CactusWHD.com

Source: Cactus, Inc.

Cactus, Inc.

Condensed Consolidated Statements of Income

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
	(in thousands, except per share data)
Revenues
Product revenue	$94,494	$73,281	$181,134	$132,207
Rental revenue	39,576	34,944	78,073	64,089
Field service and other revenue	34,423	30,318	68,161	57,357
Total revenues	168,493	138,543	327,368	253,653

Costs and expenses
Cost of product revenue	57,517	45,015	110,535	82,081
Cost of rental revenue	19,450	13,952	37,241	26,128
Cost of field service and other revenue	26,824	23,238	53,730	44,775
Selling, general and administrative expenses	13,252	9,851	25,920	18,965
Total costs and expenses	117,043	92,056	227,426	171,949
Income from operations	51,450	46,487	99,942	81,704

Interest income (expense), net	93	(248)	116	(3,100)
Other income (expense), net	-	-	(1,042)	(4,305)
Income before income taxes	51,543	46,239	99,016	74,299
Income tax expense	10,793	4,697	9,820	6,349
Net income	$40,750	$41,542	$89,196	$67,950
Less: pre-IPO net income attributable to Cactus LLC	-	-	-	13,648
Less: net income attributable to non-controlling interest	19,342	29,208	40,981	38,215
Net income attributable to Cactus Inc.	$21,408	$12,334	$48,215	$16,087

Earnings per Class A share - basic	$0.46	$0.47	$1.13	$0.61
Earnings per Class A share - diluted (a)	$0.45	$0.46	$1.07	$0.60

Weighted average shares outstanding - basic	46,881	26,450	42,819	26,450
Weighted average shares outstanding - diluted (a)	47,145	26,779	75,326	26,734

(a)

Dilution for the three months ended June 30, 2019 excludes 28.2 million shares of Class B common stock as the effect would be anti-dilutive. Dilution for the six months ended June 30, 2019 includes an additional $42.4 million of pre-tax income attributable to non-controlling interest adjusted for a corporate effective tax rate of 24%, and the weighted average shares of Class B common stock of 32.2 million plus the dilutive effect of 265 shares of restricted stock unit awards, respectively. Dilution for both the three and six months ended June 30, 2018 excludes 48.4 million shares of Class B common stock as the effect would be anti-dilutive.

Cactus, Inc.

Condensed Consolidated Balance Sheets

(unaudited)

	June 30,	December 31,
	2019	2018
	(in thousands)
Assets
Current assets
Cash and cash equivalents	$131,149	$70,841
Accounts receivable, net	112,963	92,269
Inventories	110,060	99,837
Prepaid expenses and other current assets	10,363	11,558
Total current assets	364,535	274,505

Property and equipment, net	155,988	142,054
Operating lease right-of-use assets, net	24,178	-
Goodwill	7,824	7,824
Deferred tax asset, net	239,754	159,053
Other noncurrent assets	1,486	1,308
Total assets	793,765	584,744

Liabilities and Equity
Current liabilities
Accounts payable	$46,346	$42,047
Accrued expenses and other current liabilities	22,534	15,650
Current portion of liability related to tax receivable agreement	9,574	9,574
Finance lease obligations, current portion	7,738	7,353
Operating lease liabilities, current portion	6,763	-
Total current liabilities	92,955	74,624

Deferred tax liability, net	865	1,036
Liability related to tax receivable agreement, net of current portion	221,043	138,015
Finance lease obligations, net of current portion	6,519	8,741
Operating lease liabilities, net of current portion	17,853	-
Total liabilities	339,235	222,416

Equity	454,530	362,328
Total liabilities and equity	$793,765	$584,744

Cactus, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited)

	Six Months Ended June 30,
	2019	2018
	(in thousands)
Cash flows from operating activities
Net income	$89,196	$67,950
Reconciliation of net income to net cash provided by operating activities
Depreciation and amortization	18,257	13,988
Debt discount and deferred loan cost amortization	84	219
Stock-based compensation	3,568	2,097
Inventory obsolescence	1,188	830
Loss on disposal of assets	1,403	706
Deferred income taxes	7,060	4,094
Loss on debt extinguishment	-	4,305
Changes in operating assets and liabilities:
Accounts receivable	(20,696)	(12,647)
Inventories	(12,010)	(14,943)
Prepaid expenses and other assets	4,612	2,387
Accounts payable	1,691	7,302
Accrued expenses and other liabilities	7,316	4,417
Operating lease liabilities	(3,351)	-
Net cash provided by operating activities	98,318	80,705

Cash flows from investing activities
Capital expenditures and other	(29,924)	(32,128)
Proceeds from sale of assets	1,175	780
Net cash used in investing activities	(28,749)	(31,348)

Cash flows from financing activities
Principal payments on long-term debt	-	(248,529)
Payments on finance leases	(3,723)	(2,788)
Net proceeds from equity offerings	-	469,621
Distributions to members	(3,848)	(30,275)
Redemptions of CW Units	-	(216,425)
Repurchase of shares	(1,516)	-
Net cash used in financing activities	(9,087)	(28,396)

Effect of exchange rate changes on cash and cash equivalents	(174)	(132)

Net increase in cash and cash equivalents	60,308	20,829

Cash and cash equivalents
Beginning of period	70,841	7,574
End of period	$131,149	$28,403

Cactus, Inc. – Supplemental Information

Reconciliation of GAAP to non-GAAP Financial Measures

Net income, as adjusted and diluted earnings per share, as adjusted(1)

(unaudited)

	Three Months Ended
	June 30,	March 31,	June 30,
	2019	2019	2018
	(in thousands, except per share data)
Net income	$40,750	$48,446	$41,542
Adjustments:
Secondary offering related expenses, pre-tax (2)	-	1,042	-
Income tax expense differential (3)	(1,577)	(12,617)	(6,632)
Net income, as adjusted (1)	$39,173	$36,871	$34,910

Diluted earnings per share, as adjusted (1)	$0.52	$0.49	$0.46

Weighted average shares outstanding, as adjusted (4)	75,375	75,246	75,219

(1)

Net income, as adjusted and diluted earnings per share, as adjusted are not measures of net income as determined by GAAP. Net income, as adjusted and diluted earnings per share, as adjusted are supplemental non-GAAP financial measures that are used by management and external users of the Company’s consolidated financial statements. Cactus defines net income, as adjusted as net income assuming Cactus, Inc. held all units in Cactus LLC, its operating subsidiary, at the beginning of the period, with the resulting additional income tax expense related to the incremental income attributable to Cactus, Inc. Net income, as adjusted, also includes certain other adjustments described below. Cactus defines diluted earnings per share, as adjusted as net income, as adjusted divided by weighted average shares outstanding, as adjusted. The Company believes this supplemental information is useful for evaluating performance period over period.

(2)

Reflects fees and expenses recorded in first quarter 2019 in connection with the offering of Class A common stock by certain selling stockholders, excluding underwriting discounts and selling commissions incurred by the selling stockholders.

(3)

Represents the increase in tax expense as though Cactus, Inc. owned 100% of Cactus LLC at the beginning of the period, calculated as the difference in tax expense recorded during each period and what would have been recorded, adjusted for item (2) above, based on a corporate effective tax rate of 24.0% on income before income taxes for the three months ended June 30, 2019 and March 31, 2019 and 24.5% for the three months ended June 30, 2018.

(4)

Reflects 46,881, 46,293, and 26,450 shares of Class A common stock and 28,230, 28,718 and 48,440 of additional shares for the three months ended June 30, 2019, March 31, 2019 and June 30, 2018, respectively, as if the Class B common stock was exchanged and canceled for Class A common stock at the beginning of the period, plus the dilutive effect of 264,  235, and 329 shares for restricted stock unit awards for the three months ended June 30, 2019, March 31, 2019 and June 30, 2018, respectively.

Cactus, Inc. – Supplemental Information

Reconciliation of GAAP to non-GAAP Financial Measures

EBITDA and Adjusted EBITDA(1)

(unaudited)

	Three Months Ended
	June 30,	March 31,	June 30,
	2019	2019	2018
	(in thousands)
Net income	$40,750	$48,446	$41,542
Interest (income) expense, net	(93)	(23)	248
Income tax expense (benefit)	10,793	(973)	4,697
Depreciation and amortization	9,376	8,881	7,367
EBITDA (1)	60,826	56,331	53,854
Secondary offering related expenses	-	1,042	-
Stock-based compensation	1,892	1,676	1,263
Adjusted EBITDA (1)	$62,718	$59,049	$55,117

	Six Months Ended
	June 30,	June 30,
	2019	2018
	(in thousands)
Net income	$89,196	$67,950
Interest (income) expense, net	(116)	3,100
Income tax expense	9,820	6,349
Depreciation and amortization	18,257	13,988
EBITDA (1)	117,157	91,387
Secondary offering related expenses	1,042	-
Loss on debt extinguishment	-	4,305
Stock-based compensation	3,568	2,097
Adjusted EBITDA (1)	$121,767	$97,789

(1)

EBITDA and Adjusted EBITDA are not measures of net income as determined by GAAP. EBITDA and Adjusted EBITDA are supplemental non‑GAAP financial measures that are used by management and external users of the Company’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. Cactus defines EBITDA as net income excluding net interest, income tax and depreciation and amortization. Cactus defines Adjusted EBITDA as EBITDA excluding other items outlined above.

Cactus management believes EBITDA and Adjusted EBITDA are useful because they allow management to more effectively evaluate the Company’s operating performance and compare the results of its operations from period to period without regard to financing methods or capital structure, or other items that impact comparability of financial results from period to period. EBITDA and Adjusted EBITDA should not be considered as alternatives to, or more meaningful than, net income or any other measure as determined in accordance with GAAP. The Company’s computations of EBITDA and Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. Cactus presents EBITDA and Adjusted EBITDA because it believes they provide useful information regarding the factors and trends affecting the Company’s business.

Cactus, Inc. – Supplemental Information

Depreciation and Amortization by Category

(unaudited)

	Three Months Ended
	June 30,	March 31,	June 30,
	2019	2019	2018
	(in thousands)
Cost of product revenue	$762	$765	$793
Cost of rental revenue	5,966	5,517	4,433
Cost of field service and other revenue	2,478	2,450	2,039
Selling, general and administrative expenses	170	149	102
Total depreciation and amortization	$9,376	$8,881	$7,367

	Six Months Ended
	June 30,	June 30,
	2019	2018
	(in thousands)
Cost of product revenue	$1,527	$1,569
Cost of rental revenue	11,483	8,387
Cost of field service and other revenue	4,928	3,829
Selling, general and administrative expenses	319	203
Total depreciation and amortization	$18,257	$13,988

Cactus, Inc. – Supplemental Information

Estimated Market Share(1)

(unaudited)

	Three Months Ended
	June 30,	March 31,	June 30,
	2019	2019	2018
Cactus U.S. onshore rigs followed	283	297	264
Baker Hughes U.S. onshore rig count quarterly average	963	1,021	1,017
Market share (1)	29.4%	29.1%	26.0%

(1)

Market share represents the average number of active U.S. onshore rigs Cactus followed (which Cactus defines as the number of active U.S. onshore drilling rigs to which it was the primary provider of wellhead products and corresponding services during drilling) as of mid-month for each of the three months in the applicable quarter divided by the Baker Hughes U.S. onshore rig count quarterly average. Cactus believes that comparing the total number of active U.S. onshore rigs to which it was providing its products and services at a given time to the number of active U.S. onshore rigs during the same period provides Cactus with a reasonable approximation of its market share with respect to wellhead products sold and the corresponding services it provides.